Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69594, 333-47606 and 333-43691) of Supertex,
Inc. of our report dated April 25, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




San Jose, California
June 23, 2003